Exhibit 99.1
Report of Independent Auditor

To the Board of Directors and Stockholders of
Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Opinion

We have audited the accompanying combined statement of revenues and certain operating expenses (the “Statement”) of the portfolio of 19 properties (collectively referred to as the “Cedar Portfolio”) for the year ended December 31, 2021, and the related notes.

In our opinion, the Statement referred to above presents fairly, in all material respects, the combined revenues and certain operating expenses of the Cedar Portfolio for the year ended December 31, 2021, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statement section of our report. We are required to be independent of the Cedar Portfolio and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

We draw attention to Note 2 to the Statement, which describes that the accompanying Statement was prepared for the purpose of complying with Regulation 210.3-.14(a)(1) of Regulation S-X of the Securities and Exchange Commission and is not intended to be a complete presentation of the Cedar Portfolio’s revenues and expenses. As a result, the Statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Statement

Management is responsible for the preparation and fair presentation of the Statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Cedar Portfolio’s ability to continue as a going concern within one year after the date that the Statement is available to be issued.

Auditor’s Responsibilities for the Audit of the Statement

Our objectives are to obtain reasonable assurance about whether the Statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Statement.

In performing an audit in accordance with generally accepted auditing standards, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the Statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Statement.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Cedar Portfolio’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Statement.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Cedar Portfolio’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Cherry Bekaert LLP
Virginia Beach, Virginia
October 31, 2022

Cedar Portfolio
Combined Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2022 (Unaudited) and the Year Ended December 31, 2021
(In thousands)

	Six Months Ended June 30, 2022	Year Ended December 31, 2021
	(unaudited)
REVENUES:
Rental revenues	$11,528	$23,399
Tenant reimbursements and other revenues	4,153	8,312

Total Revenues	15,681	31,711

CERTAIN OPERATING EXPENSES:
Property operating	2,980	5,123
Real estate taxes	2,667	5,692
Repairs and maintenance	1,037	1,680

Total Certain Operating Expenses	6,684	12,495

Excess of Revenues Over Certain Operating Expenses	$8,997	$19,216

See accompanying notes to the combined statements of revenues and certain operating expenses.

Cedar Portfolio
Notes to Combined Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2022 (Unaudited) and the Year Ended December 31, 2021
1. Business and Purchase Agreement

    On March 2, 2022, the Wheeler Real Estate Investment Trust, Inc. (referred to hereafter as the “Trust” or the “Company”) entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Cedar Realty Trust, Inc. (“Cedar”), Cedar Realty Trust Partnership, L.P., (“Cedar OP”), WHLR Merger Sub Inc. ("Merger Sub I"), a wholly owned subsidiary of the Company, and WHLR OP Merger Sub LLC, a wholly owned subsidiary of Merger Sub I (“Merger Sub II”), pursuant to which the Company agreed to acquire Cedar, including 19 of its shopping center assets (the "Cedar Portfolio"), in an all-cash merger transaction (the “Cedar Acquisition”).

On the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub II merged with and into Cedar OP (the “Partnership Merger”), with Cedar OP being the surviving partnership (the “Surviving Partnership”) in such merger, and, immediately following the Partnership Merger, Merger Sub I merged with and into Cedar (the “REIT Merger” and, together with the Partnership Merger, the “Mergers”), with Cedar being the surviving company (the “Surviving Company”) in the REIT Merger. As a result and after the Mergers, Cedar is a wholly owned subsidiary of the Company.

On August 22, 2022, the Company closed on the Cedar Acquisition; thereby acquiring a shopping center portfolio primarily in the Northeast from Virginia to Massachusetts. The Cedar Portfolio was acquired from Cedar through the purchase of the issued and outstanding shares of Cedar’s common stock, par value $0.06 per share (“Cedar Common Stock”), and the issued and outstanding common units of Cedar OP held by persons other than Cedar for an aggregate of $130.0 million of cash merger consideration. Pursuant to the terms of the Merger Agreement, Cedar’s currently outstanding 7.25% Series B Preferred Stock and 6.50% Series C Preferred Stock, (collectively “Cedar Preferred”) will remain outstanding and remain listed on the New York Stock Exchange.

The Cedar Acquisition included variable rate debt financing from KeyBank National Association in an amount of $130.00 million with a maturity date of August 22, 2023.

2. Basis of Presentation

The Combined Statements of Revenues and Certain Operating Expenses (the “Statements”) have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated under the Securities Act of 1933, as amended. Accordingly, the Statements are not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Cedar Portfolio, have been excluded. Such items include depreciation, amortization, interest expense, interest income and amortization of above- and below-market leases. Management is not aware of any material factors relating to the Cedar Portfolio that would cause the reported financial information not to be necessarily indicative of future operating results. The Statements include only activity from the 19 shopping centers, the Cedar Portfolio.

3. Summary of Significant Accounting Policies

Revenue Recognition

The Cedar Portfolio retains substantially all of the risks and benefits of ownership of the underlying assets and is leased to tenants under agreements that are classified as operating leases. The Company combines lease and nonlease components in lease contracts, which includes combining base rent and tenant reimbursement revenue. The leases include provisions under which the Cedar Portfolio is reimbursed for common area maintenance, real estate taxes and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates. The Cedar Portfolio recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Operating Expense

Cedar Portfolio
Notes to Combined Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2022 (Unaudited) and the Year Ended December 31, 2021
Operating expense represents the direct expenses of operating the properties and consist primarily of repairs and maintenance, real estate taxes, management fees, insurance, utilities and other operating expenses that are expected to continue in the proposed future operations of the properties. Management fees were paid to Cedar and Cedar is considered a related party.

Use of Estimates

    The Company has made estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting periods to present the Statements in conformity with accounting principles generally accepted in the United States ("US GAAP"). Actual results could differ from those estimates.

4. Minimum Future Rental Revenue

        Future minimum rents to be received under noncancelable tenant operating leases for the six months ending December 31, 2022 and each of the next five years and thereafter, excluding common area maintenance expenses and percentage rent based on tenant sales volume, as of June 30, 2022 were as follows (in thousands, unaudited):

Minimum Future Rental Revenue

For the remaining six months ended December 31, 2022	$11,556
Years Ending December 31,
2023	22,495
2024	19,817
2025	16,912
2026	14,463
2027	12,177
Thereafter	30,508
$127,928

Percentage rent for the six months ended June 30, 2022 and year ended December 31, 2021 was $257 thousand and $629 thousand, respectively.

5. Commitments and Contingencies

    The Cedar Portfolio is subject to various legal proceedings and claims that arise in the ordinary course of business. Management believes that insurance coverage is sufficient to cover these matters. The Company believes that the ultimate settlement of these actions will not have a material adverse effect on the Cedar Portfolio’s results of operations.

6. Ground Lease

    As of June 30, 2022, the Cedar Portfolio is subject to one ground lease which terminates in 2071 and requires annual rental payments and includes escalation clauses and renewal options. The Cedar Portfolio incurred ground lease expense included in property operating expense of $100 thousand and $177 thousand for the six months ended June 30, 2022 and year ended December 31, 2021, respectively. Future lease payments for the succeeding five fiscal years will have an annual cost of $206 thousand each fiscal year.

7. Subsequent Events

On October 28, 2022, the Company entered into a loan agreement (the “Guggenheim-Cedar Loan Agreement”) with Guggenheim Real Estate, LLC., for $110.00 million at a fixed rate of 5.25% with interest-only

Cedar Portfolio
Notes to Combined Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2022 (Unaudited) and the Year Ended December 31, 2021
payments due monthly through November 2027. Commencing in December 2027 and continuing until the maturity date, November 2032, the monthly payments will consist of principal and interest. The Guggenheim-Cedar Loan Agreement proceeds were used to paydown $102.83 million of the variable rate KeyBank-Cedar Agreement. The Guggenheim-Cedar Loan Agreement is collateralized by 10 properties within the Cedar Portfolio.

The Company has evaluated all events and transactions that occurred through October 31, 2022, the date the Statements were available to be issued, and is not aware of any other events that have occurred that would require additional adjustments to or disclosures in the Statements.